Exhibit 10.4

                            FINANCING AGREEMENT




                    The CIT Group/Business Credit, Inc.

                                (as Lender)


                                    And


                                ZiLOG, Inc.

                               (as Borrower)


                            Dated: May 13, 2002








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                             TABLE OF CONTENTS
                                                                                                              Page
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SECTION 1.           DEFINITIONS..................................................................................1
SECTION 2.           CONDITIONS PRECEDENT........................................................................13
SECTION 3.           Revolving Loans.............................................................................17
SECTION 4.           LETTERS OF CREDIT...........................................................................20
SECTION 5.           Collateral..................................................................................22
SECTION 6.           Representations, Warranties and Covenants...................................................27
SECTION 7.           Interest, Fees and Expenses.................................................................35
SECTION 8.           Powers......................................................................................42
SECTION 9.           Events of Default and Remedies..............................................................43
SECTION 10.             Termination..............................................................................46
SECTION 11.             Miscellaneous............................................................................47

EXHIBIT

         Exhibit A - Form of Revolving Loan Promissory Note
         Exhibit B - Form of Stipulation and Order Authorizing Use of Cash Collateral

SCHEDULES

         Schedule 1 - Existing Liens
         Schedule 2 - Collateral Information
         Schedule 3 - Existing Litigation
         Schedule 4 - Insurance Requirements

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         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
(hereinafter the "Lender"), with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, is pleased to confirm the terms and conditions under which the Lender shall make revolving loans and other financial accommodations to ZILOG, INC. (herein the "Company"), a Delaware corporation with a principal place of business at 532 Race Street, San Jose, CA 95126.

SECTION 1.        DEFINITIONS

         Accounts shall mean all of the Company's now existing and future:
(a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Lender), including, without limitation, all accounts created by or arising from all of the Company's sales, leases, rentals of goods or renditions of services to its customers, and all accounts arising from sales, leases, rentals or renditions of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments, documents, contract rights and chattel paper, all as defined in the UCC; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) deposit accounts, reserves and credit balances arising pursuant to any of the foregoing; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles (including all rights to payment, including those arising in connection with bank and non-bank credit cards);
(i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Company, and (j) cash and non-cash proceeds of any and all the foregoing.

         Administration Fee shall mean the fee payable to lender in accordance with, and pursuant to, the provisions of paragraph 7.8 of
Section 7 of this Financing Agreement.

         Anniversary Date shall mean the date occurring one (1) year from the Closing Date and the same date in every year thereafter.

         Availability shall mean at any time the positive difference between: (a) the Borrowing Base and (b) the sum of (i) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans but excluding the Letters of Credit, plus (ii) the Availability Reserve.

         Availability Reserve shall mean the sum of: (a) three (3) months rental payments or similar charges for any of the Company's leased premises for which the Company has not delivered to the Lender a landlord's waiver (as provided by the Lender from time to time, or otherwise in form and substance satisfactory to the Lender in the exercise of its reasonable business judgment), provided that any such amounts shall be adjusted from time to time hereafter upon (i) delivery to the Lender of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or (iii) any change in the amount of rental payments or similar charges; and (b) any reserve which the Lender may reasonably require from time to time pursuant to the explicit terms of this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph
4.1 of Section 4 hereof.

         Borrowing Base shall mean the sum of (a) eighty percent (80%) of the Company's aggregate outstanding Eligible Accounts Receivable, plus (b) the lesser of (i) 80% of Foreign Accounts Receivables and (ii) the Foreign Accounts Sublimit, plus (c) the least of (i) forty percent (40%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, and (ii) 80% of the appraised net orderly liquidation percentage value of Eligible Inventory, and (iii) $3,000,000. Inventory advances will be subject to receipt of an inventory appraisal performed by an appraiser mutually agreed upon but paid for by the Company. Absent the occurrence of an Event of Default, inventory appraisals shall not be required more than twice in any Fiscal Year.

         Business Day shall mean any day on which the Lender is open for business in Los Angeles, California and New York, New York, which is not
(i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institutions chartered by the state of New York or the United States are legally required to close.

         Capital Expenditures for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

         Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

         Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

         Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

         Chase Bank Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

         Closing Date shall mean the date upon which all conditions precedent to the making of the initial extension of credit, as set forth in
Section 2 of this Financing Agreement, are satisfied.

         Collateral shall have the meaning set forth in Paragraph 5.1 of
Section 5 of this Financing Agreement.

         Collateral Management Fee shall mean the sum paid to the Lender in accordance with Paragraph 7.7 of Section 7 of this Financing Agreement to offset the reasonable costs (excluding Out-of-Pocket expenses) of the Lender's personnel in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

         Commitment Limit shall have the meaning set forth in Paragraph 3.1 of Section 3 of this Financing Agreement.

         Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Company and its Subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

         Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its Subsidiaries, showing all eliminations of inter-company transactions and prepared in accordance with GAAP, and including a balance sheet for the Company exclusively.

         Controlled Foreign Corporation shall mean any entity not organized under the laws of one of the states of the United States.

         Copyrights shall mean all present and hereafter acquired copyrights registrations, recording, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, deed any and all general intangible, intellectual property and copyright rights and all cash and non-cash proceeds thereof.

         Default shall mean any event specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and
(b) the applicable contract rate of interest based upon any applicable increment over the Chase Bank Rate plus the Chase Bank Rate, as determined under Section 7 hereof, which the Lender shall be entitled to charge the Company on all Obligations due the Lender by the Company, as further set forth in Paragraph 9.2 of Section 9 of this Financing Agreement.

         Depository Accounts shall have the meaning specified in Paragraph
3.4 of Section 3 of this Financing Agreement.

         Documents shall mean all present and future documents (as defined in the UCC) evidencing or arising from any and all Accounts, Inventory or Equipment including, warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

         Early Termination Date shall mean the date on which this Financing Agreement or the Line of Credit is terminated and which date is prior to an Anniversary Date.

         Early Termination Fee shall: (a) mean the fee the Lender is entitled to charge the Company in the event the Line of Credit or this Financing Agreement is terminated on a date prior to an Anniversary Date, except as the Lender may waive in writing; and (b) shall be equal to (i) in the event the termination of the Line of Credit or this Financing Agreement occurs on or prior to the first Anniversary Date, $150,000, or (ii) in the event the termination of the Line of Credit or this Financing Agreement occurs after the first Anniversary Date, but on or prior to the second Anniversary Date, $75,000, or (iii) in the event the termination of the Line of Credit or this Financing Agreement occurs after the second Anniversary date but prior to the Maturity Date, $37,500.

         EBITDA shall mean, in any period, all earnings (losses) of the Company before all (i) interest and tax obligations, (ii) depreciation,
(iii) amortization of intangible assets, (iv) non-cash stock compensation expenses, (v) losses in equity investments, and (vi) cumulative effect of change in accounting principles and special charges (as defined below) for any such period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company or consistent with fresh start accounting in accordance with AICPA SOP 90-7, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period. For purposes of the definition of EBITDA, "special charges" shall mean: (a) all costs and expenses associated with the restructuring of operations (including closure of one or more locations, employee terminations and relocations, relocation or discontinuation of manufacturing processes or products and all "exit costs" (defined by EITF 94-3 and SEC Staff Accounting Bulletin 100)); (b) all non-capitalizable one-time costs incurred in connection with mergers and acquisitions; (c) all costs and expenses associated with impairments of long-lived assets (as defined by FASB Nos. 121, and 142-144); (d) all non-capitalized one-time charges, including professional fees and expenses relating to restructuring of capital (including debt and equity restructuring); (e) all recapitalization and repositioning costs; and (f) any other items designated as "special charges" in connection with the Company's externally published consolidated financial statements, provided that such annual or quarterly financial statements have been audited or reviewed, respectively, by the Company's independent auditors.

         Eligible Accounts Receivable shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Lender, which conform to the warranties contained herein and at all times continue to be acceptable to the Lender in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, chargebacks, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such accounts as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Lender's satisfaction in the exercise of its reasonable business judgment; (ii) accounts that remain unpaid more than ninety (90) days from invoice date; (iii) contra accounts; (iv) sales to any subsidiary or to any company affiliated with the Company in any way; (v) bill and hold (deferred shipment) or consignment sales; (vi) sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (D) financially unacceptable to the Lender or has a credit rating unacceptable to the Lender; (vii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer, are unpaid more than ninety (90) days from invoice date; (viii) pre-billed receivables and receivables arising from progress billing; (ix) an amount representing, historically, returns, discounts, claims, RMA/stock rotation reserve, direct debit agreement reserve, price protection reserve, G/L allowances, COD sales, non-product Accounts, credits and allowances; and (x) any other reasons deemed necessary by the Lender in its reasonable business judgment, including those which are customary either in the commercial finance industry or in the lending practices of the Lender.

         Eligible Inventory shall mean the gross amount of the Company's domestic Inventory that is subject to a valid, exclusive first priority and fully perfected security interest in favor of the Lender and which conforms to the warranties contained herein, which is subject to the most recent appraisal indicating an acceptable orderly liquidation value of the Inventory and which is in all respects in form and substance satisfactory to the Lender, and which at all times continue to be acceptable to the Lender in the exercise of its reasonable business judgment, less any (a) work-in-process at outside processors, (b) supplies, including chemicals and gases (other than raw materials), (c) goods not present in the United States of America, (d) goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the Company's suppliers, (e) goods in transit to third parties (other than the Company's agents or warehouses) or Inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement and waived any and all lien rights (in form and substance reasonably satisfactory to the Lender) and the Lender has taken all other action required to perfect its security interest in such Inventory, (f) goods at third party locations for which the Lender has not received a waiver in form and substance reasonably satisfactory to the Lender, and provided that the Lender may and in addition thereto require an Availability Reserve for warehousing third party processor charges or other applicable fees and charges, and (g) any reserves required by the Lender in its reasonable discretion, including for unsorted Inventory, special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, and shrinkage.

         Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect with respect to the Lender and/or any present or future participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect), dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Lender and/or any such participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

         Event(s) of Default shall have the meaning provided for in Section 9 of this Financing Agreement.

         Excess shall have the meaning provided for in Paragraph 7.9 of
Section 7 of this Financing Agreement.

         Excluded Assets shall mean any and all assets of ZiLOG-MOD III, Inc. and any equity interests in ZiLOG-MOD III, Inc.

         Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer,
Controller and Secretary of the Company.

         Financing Agreement shall mean this Financing Agreement, dated as of May 13, 2002, as it may be amended, restated, supplemented or otherwise modified from time to time.

         Fiscal Quarter shall mean, with respect to the Company, each fiscal quarter of the Company (each with an approximate 13 week duration) ending on or about March 31, June 30, September 30, and December 31 of each Fiscal Year.

         Fiscal Year shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

         Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) Interest Expense,
(b) the amount of principal repaid or scheduled to be repaid on Indebtedness (other than Revolving Loans), (c) Capital Expenditures paid in cash and (d) all federal, state and local income tax expenses due and payable.

         Foreign Accounts Receivables shall mean dollar-denominated foreign accounts that otherwise meet the eligibility criteria for Eligible Accounts Receivables and, to the extent not covered by the EX-IM Bank Insurance Program, are approved by Lender in its sole and absolute discretion.

         Foreign Accounts Sublimit shall mean (a) until March 31, 2002, up to $5,000,000 of Foreign Accounts Receivables; and (b) on April 1, 2002 and the first day of each month thereafter until August 1, 2002, the Foreign Accounts Sublimit shall be reduced by $500,000 until the Foreign Accounts Sublimit shall be reduced to $2,500,000; provided that, notwithstanding anything to the contrary contained herein, in the event Foreign Accounts Receivables are covered by the Working Capital Guarantee Program of the EXIM Bank, the Foreign Accounts Sublimit shall be $7,000,000.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation which shall be in form and substance acceptable to the Lender.

         General Intangibles shall have the meaning set forth in the UCC, and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, corporate names, business names, fictitious business names, logos and any other designs or sources of business identities, indicative of origin, (b) Patents, together with any improvements on said Patents, utility models, industrial models, designs and, (c) Copyrights, (d) trade secrets, (e) licenses, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals and (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, and (k) intellectual property, software, applications, proprietary property and rights, programs, technical know how and similar property, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

         Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

         Interest Expense shall mean total interest obligations (paid or accrued) of the Company, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company or consistent with fresh start accounting in accordance with AICPA SOP 90-7.

         Interest Period shall mean:

         (a) initially, a one month, two month, three month, six month or twelve month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three, six or twelve months thereafter, as applicable; and

         (b) thereafter, at the option of the Company, any one month, two month, three month, six month or twelve month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, six months or twelve month thereafter, as applicable;

         provided that, the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day or a Working Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Business Day of a calendar month;

         (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JPMorgan Chase Bank quotes an applicable rate to the Lender or the Lender determines the LIBOR Rate, as provided in the definition of LIBOR, (y) the LIBOR Rate determined by JPMorgan Chase Bank or the Lender on the basis of such quote will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

         Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the UCC), including, without limitation, application-specific standard products ("ASSPs"), microprocessors, microcontrollers, digital signal processors, semiconductors, chips, converters, memory drivers, analog and discrete devices, wafers, quartz, and all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

         Investment Property shall mean any security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, each as defined in the UCC.

         Issuing Bank shall mean the bank issuing Letters of Credit for the Company.

         Lender Commitment Letter shall mean the Commitment Letter dated January 18, 2002 issued by the Lender to, and accepted by, the Company.

         Letters of Credit shall mean all letters of credit issued with the assistance of the Lender in accordance with Section 4 hereof by the Issuing Bank for or on behalf of the Company.

         Letter of Credit Guaranty shall mean each guaranty delivered by the Lender to the Issuing Bank of the Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         Letter of Credit Guaranty Fee shall mean the fee the Lender may charge the Company under Paragraph 7.2 of Section 7 of this Financing Agreement for: (a) issuing a Letter of Credit Guaranty and/or (b) otherwise aiding the Company in obtaining Letters of Credit, all pursuant to Section 4 hereof.

         Letter of Credit Sub-Line shall mean the aggregate amount of $5,000,000.

         LIBOR shall mean at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Lender's election (i) the applicable LIBOR quoted to the Lender by JPMorgan Chase Bank (or any successor thereof), or
(ii) the rate of interest determined by the Lender at which deposits in U.S. Dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such interest period; provided that if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such interest period, the arithmetic mean of all such rates (as determined by the Lender) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

         LIBOR Lending Office with respect to the Lender, shall mean the applicable office of JPMorgan Chase Bank or any successor thereof.

         LIBOR Loan shall mean any loans made pursuant to this Financing Agreement at such time as they are made and/or are being maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Lender, and (ii) no LIBOR Loan shall be made after the date that is three months prior to the Anniversary Date or any other applicable Early Termination Date.

         Line of Credit shall mean the commitment of the Lender to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist the Company in opening Letters of Credit pursuant to Section 4 of this Financing Agreement, in an aggregate amount equal to $15,000,000.

         Loan Documents shall mean this Financing Agreement, the Promissory Note, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

         Lockbox Feature shall have the meaning specified in Paragraph 2.1(m) of Section 2 of this Financing Agreement.

         Maturity Date shall mean the date occurring three (3) years after the Closing Date.

         Obligations shall mean all loans, advances and extensions of credit made or to be made by the Lender to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Company to the Lender howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to the Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Lender by the Company under this Financing Agreement, any other Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and the Lender; indebtedness or obligations incurred by, or imposed on, the Lender as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Lender as maker or endorser of any promissory note or other instrument for the payment of money; the Company's liability to the Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lender may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the Lender's acceptance of drafts or the Lender's endorsement of notes or other instruments for the Company's account and benefit.

         Original Financing Agreement shall mean the Financing Agreement between Lender and the Company dated December 30, 1998, as amended.

         Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Lender; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the foregoing; all investment property, as defined in the UCC, and all cash and non-cash proceeds of the foregoing.

         Out-of-Pocket Expenses shall mean all of the Lender's present and future reasonable expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Lender in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer changes, any charges imposed on the Lender due to returned items and "insufficient funds" of deposited checks and the Lender's standard fee relating thereto, any amounts paid by the Lender, incurred by or charged to the Lender by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Lender's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of the Lender's personnel in inspecting and monitoring the Collateral from time to time hereunder, any applicable reasonable counsel fees and disbursements, fees and taxes relative to the filing of financing statements.

         Overadvances shall mean any advances made by Lender in its sole and absolute discretion pursuant to paragraph 3.1 of Section 3 above the limit of the Availability of the Company under this Financing Agreement and as described in paragraph 7.9 of the Financing Agreement.

         Overadvance Fees shall mean the fees to be paid by the Company upon an Overadvance as set forth in paragraph 7.9 of Section 7 of this Financing Agreement.

         Patents shall mean all of the Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company and all income, royalties, cash and non-cash proceeds thereof.

         Permitted Encumbrances shall mean: (a) liens existing on the date hereof which are listed on Schedule 1 hereto; (b) other liens expressly permitted, or consented to in writing by the Lender; (c) Purchase Money Liens; (d) liens of local or state authorities for franchise or other like taxes, provided that the aggregate amounts of such liens shall not exceed $250,000.00 in the aggregate at any one time; (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (f) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (g) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate do not materially interfere with the occupation, use or enjoyment by the Company in its business of the property so encumbered; (h) liens granted the Lender by the Company; (i) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $250,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Lender); and (j) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not (y) other than with respect to Real Estate, senior to the liens of the Lender or (z) for taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph
6.6 hereof.

         Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor;
(b) Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt;
(d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred taxes and other expenses incurred in the ordinary course of business; (f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced; (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against sufficient funds in the ordinary course of business; (h) Indebtedness with respect to the Obligations; (i) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Lender or otherwise disclosed to the Lender in writing prior to the Closing Date; and (j) other unsecured Indebtedness aggregating, together with the aggregate amount of Indebtedness permitted under clause (f) above not in excess of $10,000,000 at any one time.

         Promissory Note shall mean the note, in the form of Exhibit A attached hereto, delivered by the Company to the Lender to evidence the Revolving Loans pursuant to, and repayable in accordance with, the provisions of Section 3 of this Financing Agreement.

         Purchase Money Liens shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired and the cash proceeds thereof and the improvements thereon, (b) a description of the property so acquired is furnished to the Lender, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $5,000,000.00 in any Fiscal Year.

         Real Estate shall mean the Company's fee and/or leasehold interests in the real property.

         Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by the Lender pursuant to
Section 3 of this Financing Agreement.

         Revolving Loan Account shall have the meaning specified in Paragraph 3.6 of Section 3, of this Financing Agreement.

         Subordinated Debt shall mean, if applicable, any debt due a subordinating creditor (and the note evidencing such) which shall be subordinated, by a subordination agreement, to the prior payment and satisfaction of the Obligations of the Company to the Lender (in form and substance reasonably satisfactory to the Lender).

         Subsidiaries shall mean each of the Company's direct subsidiaries, including ZiLOG Philippines, Inc., ZiLOG U.K., Zilog Japan K.K., ZiLOG Asia, Ltd., Zilog India Electronics Ltd., ZiLOG International, Ltd. and ZiLOG-MOD III, Inc.

         Tangible Net Worth shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) the sum of (x) Total Liabilities and (y) General Intangibles, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company or consistent with fresh start accounting in accordance with AICPA SOP 90-7.

         Tax Code shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

         Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company or consistent with fresh start accounting in accordance with AICPA SOP 90-7.

         Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company or consistent with fresh start accounting in accordance with AICPA SOP 90-7.

         Trade Accounts Receivable shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

         Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, general intangibles, and intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash, income, royalties, and non-cash proceeds thereof.

         UCC shall mean the Uniform Commercial Code as in effect from time to time in the state of California.

         Unused Line of Credit Fee shall: (a) mean the fee due the Lender at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Commitment Limit and (ii) the sum of (x) the average daily balance of Revolving Loans of the Company plus
(y) the average daily balance of Letters of Credit outstanding, by one half of one percent (0.50%) per annum for the number of days in said month.

         Working Day shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in the place where the Lender's Eurodollar Lending Office is located.

         Undefined capitalized terms used herein have the meanings ascribed to them in the UCC.

SECTION 2.        CONDITIONS PRECEDENT

         2.1 The obligation of the Lender to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the initial extension of credit hereunder by the Lender, the following conditions precedent:

         (a) Lien Searches - The Lender shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Lender for all locations presently occupied or used by the Company. As soon after the Closing Date as practicable, but in no event later than sixty (60) days after the Closing Date, the Company shall cause to be executed and delivered to the Lender such lien releases and termination statements as the Lender may require in form and substance satisfactory to the Lender.

         (b) Casualty Insurance - The Company shall have delivered to the Lender evidence reasonably satisfactory to the Lender that casualty insurance policies listing the Lender as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph
6.5 of Section 6 of this Financing Agreement.

         (c) UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Lender, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Lender a perfected lien on the Collateral. The Lender shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Lender shall have received other evidence satisfactory to the Lender that all such filings have been made); and the Lender shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (d) Board Resolution - The Lender shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement and
(ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary. In the event that the Company is unable to obtain the requisite resolutions of the Board of Directors of the Company by the Closing Date, then as soon after the Closing Date as practicable, but in no event later than five (5) business days after the Closing Date, the Company shall execute and deliver to the Lender such resolutions or ratifications by the Board of Directors of the Company of this Financing Agreements and any related agreements as the Lender may require in form and substance satisfactory to the Lender.

         (e) Corporate Organization - The Lender shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

         (f) Officer's Certificate - The Lender shall have received an executed Officer's Certificate of the Company, reasonably satisfactory in form and substance to the Lender, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

         (g) Opinions - Counsel for the Company shall have delivered to the Lender opinions satisfactory to the Lender opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and
(iv) such other matters as may be agreed upon with the Lender: this Financing Agreement and all other Loan Documents of the Company are (A) valid, binding and enforceable against the Company according to their terms, (B) are duly authorized, executed and delivered by the Company, (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company.

         (h) Absence of Default - As of the date hereof, no Default, Event of Default or material adverse change shall have occurred in the financial condition, business, prospects, profitability, operations or assets of the Company shall have occurred (other than the commencement of the Chapter 11
Case).

         (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its Subsidiaries or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement or (z) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its Subsidiaries or their assets (other than the Chapter 11 Case and those lawsuits listed on Schedule 3 attached hereto), which, in the opinion of the Lender, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.

         (j) Additional Documents - The Company shall have executed and delivered to the Lender all Loan Documents necessary to consummate the lending arrangement contemplated by this Financing Agreement.

         (k) Disbursement Authorization - The Company shall have delivered to the Lender all information necessary for the Lender to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Lender.

         (l) Examination & Verification - The Lender shall have completed to the satisfaction of the Lender an examination and verification of the Accounts, Inventory, books and records of the Company which examination shall indicate that, after giving effect to all Revolving Loans advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability plus cash and cash equivalents of at least $10,000,000, as evidenced by a borrowing base certificate delivered by the Company to the Lender as of the Closing Date, all as more fully required by the Lender Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

         (m) Depository Accounts - The Company shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to the Lender in all respects. Such accounts shall be subject to four party agreements (among the Company, the Lender, the lockbox administrator and the depository bank), which shall be in form and substance satisfactory to the Lender. The standing wire or ZBA feature (the Lockbox Feature") shall not be activated unless Availability together with unrestricted cash assets of the Company average less than $10,000,000 for the most recently ended calendar month. As soon after the Closing Date as practicable, but in no event later than sixty (60) days after the Closing Date, the Company shall execute and deliver to Lender (a) an updated Lockbox Agreement in form and substance acceptable to Lender and (b) control agreements in form and substance acceptable to Lender with respect to all of the Company's deposit accounts (as defined in the UCC) and Investment Property accounts. Such accounts shall be subject to three party agreements (among the Company, the Lender, the depository bank or intermediary), which shall be in form and substance satisfactory to the Lender. The Company agrees that, with respect to any new deposit or Investment Property accounts it shall open after the Closing Date, it shall notify Lender and deliver to Lender control agreements with respect to such new deposit accounts and investment property accounts in form and substance acceptable to Lender.

         (n) Confirmation Order and Plan - Entry of a final, nonappealable order (the "Confirmation Order") of the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), in form and substance satisfactory to the Lender, in its reasonable discretion, confirming the Company's Plan of Reorganization (the "Plan") and authorizing and approving the transactions contemplated in this Financing Agreement and finding that the Lender is extending credit to the Company in good faith, and prior to the entry of the Confirmation Order, be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Lender. The Lender shall have received, and shall be satisfied with, the Company's proposed treatment of the Lender under the Plan, including payoff of the Original Financing Agreement with the proceeds of the Line of Credit, and shall be reasonably satisfied with the remaining terms of the Plan and supporting projections, including, but not limited to, all agreements between the holders of the Company's outstanding bonds and the holders of the Company's equity interests.

         (o) Cash Collateral Stipulation - The Company shall have signed and the Court shall have approved a Stipulation and Order Authorizing Use of Cash Collateral ("Cash Collateral Stipulation"), with respect to the Original Financing Agreement, in the form of Exhibit B attached hereto or otherwise in form and substance satisfactory to the Lender, which prior to entry of the Confirmation Order shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Lender, and no objections shall have been filed under the Cash Collateral Stipulation to the validity and priority of Lender's liens.

         (p) Lender Commitment Letter - The Company shall have fully complied, to the satisfaction of the Lender, with all of the terms and conditions of the Lender Commitment Letter.

         All applicable fees hereunder shall be due and payable upon execution and delivery of this Financing Agreement and shall be deemed fully earned on the Closing Date whether or not all Conditions Precedent are satisfied.

         2.2 Except to the extent expressly set forth in this Financing Agreement, the agreement of the Lender to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (c) Borrowing Base - Except as may be otherwise agreed to from time to time by the Lender and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans owing by the Company plus the Availability Reserve will not exceed the lesser of (i) the Line of Credit or (ii) Borrowing Base of the Company.

         Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement are true and correct and have been satisfied, as applicable, in each case in all material respects, except as the Company and the Lender shall otherwise agree herein or in a separate writing.

SECTION 3.        Revolving Loans

         3.1 The Lender agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability but subject to the Lender's right to make "Overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the lesser of (a) the Borrowing Base or (b) $15,000,000 (the "Commitment Limit"). All requests for loans and advances must be received by an officer of the Lender no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should the Lender for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in the Lender's sole discretion, subject to any additional terms the Lender deems necessary. The Company shall execute and deliver to Lender a promissory note in the amount of $15,000,000 in substantially the form attached as Exhibit A hereto.

         3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Lender in such form and manner as the Lender may reasonably require, solely for the Lender's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Lender may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Lender may reasonably require. In addition, upon the Lender's request, the Company shall provide the Lender with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Lender may reasonably require. Failure to provide the Lender with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Lender to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

         3.3 The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the goods and Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of Section 3 of this Financing Agreement. The Company confirms to the Lender that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company hereby further represents and warrants that it owns its Inventory free and clear of any security interest, encumbrances, liens or financing statements whatsoever other than Permitted Encumbrances, and that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to the Lender pursuant to Paragraph 3.5 hereof from time to time. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts and Inventory as the Lender may reasonably require and agrees that the books and records of the Company will reflect the Lender's interest in the Accounts and Inventory. All of the books and records of the Company will be available to the Lender on reasonable prior notice at normal business hours, including any records handled or maintained for the Company by any other company or entity.

         3.4 Until the Lender has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will enforce, collect and receive all amounts owing on the Accounts for the Lender's benefit and on the Lender's behalf, but at the Company's expense; such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of the Lender, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for the Lender, separate from the Company's own property and funds, and promptly turned over to the Lender with proper assignments or endorsements by deposit to the special depository accounts in the Lender's name (whether lockbox accounts or otherwise) designated by the Lender for such purposes (the "Depository Accounts"). The Company shall: (i) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (ii) irrevocably authorize and direct any banks which maintain the Company's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; (iii) advise all such banks of the Lender's security interest in such funds; and
(iv) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account. The Company shall provide the Lender with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Lender in payment of Accounts or proceeds of any other Collateral (excluding Equipment) will be credited to the Company's Revolving Loan Account upon the Lender's receipt of "collected funds" at the Lender's bank account in New York, New York one (1) Business Day after its receipt, if received no later than 1:00 p.m. EST or on the next succeeding Business Day if received after 1:00 PM EST. No checks, drafts or other instrument received by the Lender shall constitute final payment to the Lender unless and until such instruments have actually been collected.

         3.5 The Company agrees to notify the Lender promptly of any matters materially affecting the value, enforceability or collectibility of any Account included in the Borrowing Base in the amount of $100,000 or more and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any material adverse effect in the value of its Inventory. In addition, any and all such matters shall be reported in the weekly and monthly collateral reports (as applicable) provided to the Lender hereunder, in such detail and format as the Lender may reasonably require from time to time. The Company agrees to issue credit memoranda promptly (with duplicates to the Lender upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Lender has notified the Company, subsequent to the occurrence of an Event of Default which has not been waived in writing by the Lender, that all future credits or allowances are to be made only after the Lender's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Lender or cured to the Lender's reasonable satisfaction, and on notice from the Lender, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Lender's name (as secured party) and held by the Company for the Lender's account.

         3.6 The Lender shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by the Lender to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Lender may incur in connection with the exercise by or for the Lender of any of the rights or powers herein conferred upon the Lender, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Lender in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing to the Lender by the Company. The Company will be credited with all amounts received by the Lender from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Lender in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Lender's right to demand payment of any Obligation. Further, it is understood that the Lender shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

         3.7 After the end of each month, the Lender shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lender and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Lender unless the Lender receives a written statement of the exceptions within forty five (45) days of the date of the monthly statement.

         3.8 In the event that any requested advance exceeds Availability or that (a) the sum of (i) Revolving Loans and (ii) the Availability Reserve exceeds (b)(x) the Borrowing Base or (y) the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Lender immediately upon the Lender's demand therefor.

SECTION 4.        LETTERS OF CREDIT

         To assist the Company in establishing or opening documentary and standby Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Company has requested the Lender to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Lender's credit to the Company and the Lender has agreed to do so. These arrangements shall be handled by the Lender subject to the terms and conditions set forth below.

         4.1 Within the Line of Credit and Availability, the Lender shall assist the Company in obtaining Letter(s) of Credit in an aggregate amount outstanding at any time not to exceed the Letter of Credit Sub-Line. The Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Lender's sole discretion. It is understood that the form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Lender, the Issuing Bank and the Company. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve. Any Letter of Credit issued hereunder shall not have an expiry date subsequent to the Anniversary Date, unless otherwise agreed to by the Lender, and upon any termination of the Line of Credit or this Financing Agreement in accordance with Section 10 hereof, the Lender may establish a reserve equal to 110% of the face amount of any such outstanding Letters of Credit. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Lender's assistance in connection with any Letter of Credit Guaranty hereunder shall be in the Lender's sole discretion and the Lender may reserve 110% of the face amount of outstanding Letters of Credit, unless such Default and/or Event of Default is cured to the Lender's satisfaction or waived by the Lender in writing.

         4.2 The Lender shall have the right, without prior notice to the Company, to charge the Company's Revolving Loan Account on the Lender's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Lender under the Letters of Credit Guaranty at the earlier of (a) payment by the Lender under the Letters of Credit Guaranty, or (b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 7.1 of
Section 7 of this Financing Agreement. Any such charges shall be set forth in the Lender's monthly accounts to the Company.

         4.3 The Company unconditionally indemnifies the Lender and holds the Lender harmless from any and all loss, claim or liability incurred by the Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Lender under the Letters of Credit Guaranty. The Company further agrees to hold the Lender harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to the Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Lender's gross negligence or willful misconduct. The Company agrees that any charges incurred by the Lender for the Company's account by the Issuing Bank shall be conclusive on the Lender and may be charged to the Revolving Loan Account.

         4.4 The Lender shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Lender shall not be responsible for any act or omission with respect to or in connection with any Collateral, absent its gross negligence or willful misconduct.

         4.5 The Company agrees that any action taken by the Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put the Lender in any resulting liability to the Company. In furtherance thereof, the Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Lender's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Lender, all without any notice to or any consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company's instructions with respect thereto, the Lender may exercise its rights hereunder in its sole and reasonable business judgment.

         4.6 Without the Lender's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Lender, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

         4.7 The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that the Lender may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

         4.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Lender shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Lender and apply in all respects to the Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 5.        Collateral

         5.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Lender pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby, and pursuant to the Loan Documents, pledges and grants to the Lender a continuing general lien upon and security interest in all of its:

         (a) Accounts;

         (b) Inventory;

         (c) General Intangibles;

         (d) Documents;

         (e) Other Collateral;

         (f) Equipment;

         (g) Instruments;

         (h) Chattel Paper;

         (i) Letter of Credit Rights;

         (j) Commercial Tort Claims;

         (k) Deposit Accounts; and

         (l) Investment Property.

All property pledged by the Company to the Lender pursuant to this section shall be collectively defined as "Collateral". All categories of Collateral not otherwise defined in this Financing Agreement shall have the meaning set forth in the UCC. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, any of the Company's right, title or interest in: (i) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote or
(ii) any Excluded Assets.

         5.2 The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

         (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to such Equipment;

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Lender or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof;

         (d) All proceeds of Accounts, Inventory, General Intangibles, Documents, Investment Property, Equipment, Instruments, Chattel Paper, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts and Other Collateral.

         5.3 The Company agrees to safeguard, protect and hold all Inventory for the Lender's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until the Lender has given the Company notice to the contrary after the occurrence of an Event of Default, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Lender in accordance with Paragraph
3.4 of Section 3 of this Financing Agreement. The Lender shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Default and/or Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without the Lender's prior written approval. Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of the Lender, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Lender as the Lender's exclusive property, and shall be delivered immediately by the Company to the Lender in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Irrespective of the Lender's perfection status in any and all of the Company's General Intangibles, including without limitations any Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants the Lender a royalty free license to sell or otherwise dispose or transfer, in accordance with Paragraphs 5.8 and 9.3 and the applicable terms hereof, any of the Company's Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Lender.

         5.4 The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold Equipment (which is subject to the Lender's lien hereunder) for the Lender's account and make no disposition thereof unless the Company first obtains the prior written approval of the Lender (which approval shall not be unreasonably withheld). Any sale, exchange or other disposition of any Equipment (which is subject to the Lender's lien hereunder) shall only be made by the Company with the prior written approval of the Lender, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Lender as the Lender's exclusive property, and shall be delivered immediately by the Company to the Lender in the identical form received by the Company by deposit to the Depository Accounts. Such proceeds shall be applied to the Obligations in such order as the Lender may reasonably deem necessary. Upon the sale, exchange, or other disposition of the Equipment (which is subject to the Lender's lien hereunder), as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything herein above contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $5,000,000 in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions of Equipment (which is subject to the Lender's lien hereunder) are delivered to the Lender in accordance with the foregoing provisions of this paragraph and shall be applied to the Obligations in the Lender's discretion.

         5.5 The rights and security interests granted to the Lender hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Company's name on the books of the Lender may from time to time be temporarily in a credit position, until the final payment in full to the Lender of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Lender to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. To the extent the Lender waives the provisions of this Financing Agreement with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Financing Agreement, such Collateral shall be sold free and clear of the liens and security interests created by this Financing Agreement and the Loan Documents, and the Lender shall, at the request and cost of the Company, take any such actions reasonably appropriate to effect the foregoing.

         5.6 Notwithstanding the Lender's security interest in the various assets constituting Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lender's rights hereunder.

         5.7 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession or control of the Lender (in each case which are part of the Collateral) may be held by the Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Lender may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. The Lender may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         5.8 (a) The Company shall deliver to the Lender, and/or shall cause the appropriate party to deliver to the Lender, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and all of its Subsidiaries as the Lender shall require to obtain valid royalty free license to sell or transfer Collateral (upon the occurrence of an Event of Default which has not been waived in writing by the Lender), including goods and products developed or manufactured by the Company with respect thereto. It is the intent of the parties hereto to grant to the Lender a non-exclusive license in the Company's General Intangibles such that the Lender can exercise its rights and remedies to obtain the proceeds, consideration, or distributions from any Collateral, including any sale or transfer of Accounts and Inventory, as set forth in the Financing Agreement. In furtherance of the foregoing, the Company shall provide timely notice to the Lender of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date, and the Company shall execute such documentation as the Lender may reasonably require to obtain and perfect its lien thereon.

         (b) The Company hereby represents and warrants that it owns, possesses or has the exclusive right (subject to any licensing or similar agreements which may be in effect from time to time, in accordance with the terms hereof) to the General Intangibles used in connection with its business, sales and operations, subject to (x) the Permitted Encumbrances and (y) the Lender's rights and interests therein as set forth in this Financing Agreement and the Loan Documents. The Company and the Lender hereby agree as follows:

          (A) The Company hereby irrevocably grants and shall cause its Subsidiaries, if applicable, to grant to the Lender a royalty-free, non-exclusive license to the Company's and, if applicable, its Subsidiaries' General Intangibles, including its Trademarks, Copyrights, Patents, licenses and any and all right, title and interest in any of the foregoing for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) collect and retain any Accounts, and sell, transfer and distribute Inventory bearing any General Intangibles; (ii) advertise for sale Inventory bearing any General Intangibles; (iii) hold, acquire, deliver or distribute Inventory bearing any General Intangibles, including Trademarks; and (iv) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any General Intangibles, including Trademarks, and to sell or transfer any such Inventory, all as further set forth in this Financing Agreement. The foregoing rights and license are for the purposes enumerated herein and not for the sale of General Intangibles by the Lender to any third party. Any agent or transferee of the Lender shall be solely entitled to the rights enumerated herein.

          (B) In connection with the exercise of the foregoing remedies and subject to Permitted Encumbrances and rights of applicable third parties pursuant to law, the Lender is hereby granted permission to use all of the Company's and, if applicable, its Subsidiaries': (i) General Intangibles, including Trademarks, licenses, Copyrights, Patents, franchises and other proprietary and intellectual property rights which are used in connection with Inventory, for the purposes of completing, selling or disposing of Inventory,
               (ii) Equipment for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and (iii) the Company's and its Subsidiaries' Real Estate for purposes of such completion and sale. The foregoing rights may be exercised by the Lender, without cost to the Lender and the Company hereby indemnifies the Lender and holds the Lender harmless from any and all costs, fees, expenses and any and all liabilities incurred in connection with the exercises of the foregoing rights and remedies, and confirms that any such amounts shall be deemed Obligations hereunder.

          (C) The Company hereby further agrees that it shall not encumber, sell or transfer any of its General Intangibles, including the Trademarks, provided that the Company may sell certain rights to its General Intangibles for use in foreign territories and with respect to goods which do not compete with the business or sales of the Company or sublicense its General Intangibles, all in the ordinary course of its business, provided further that any such sale or sublicense shall not impair the rights of the Lender to collect and retain the proceeds of Accounts and sell, transfer or dispose of Inventory in accordance with the terms of or its rights under this limited license this Financing Agreement.

          (D) The provisions of this paragraph shall inure and be binding upon the respective parties to this Financing Agreement and their respective successors and assigns and upon any sale, transfer or divestiture by the Company and/or its Subsidiaries, of their respective interests in General Intangibles, any such purchaser, transferee or successor or assign shall take subject to the provision hereof.

         SECTION 6. Representations, Warranties and Covenants

         6.1 The Company hereby warrants, represents and covenants that:
(a) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (b) the Company is generally able to pay its debts as they become due and payable; and (c) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents (a) that Schedule 2 hereto (as supplemented from time to time) correctly and completely sets forth (i) the Company's chief executive office, (ii) all of the Company's Collateral locations,
(iii) all tradenames used by the Company, (iv) all Patents, Trademarks and Copyrights owned and/or used by the Company and (v) the applicable monthly rent or other charges with respect to each Collateral location; and, except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 2 (as supplemented from time to time), this Financing Agreement creates a valid, perfected and first priority security interest upon and security interests in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral (other than Collateral for which the filing of a financing statement is not sufficient to perfect a security interest); (b) that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (c) that the Company will at its expense forever warrant and, at the Lender's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; (d) that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and
(e) that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of the Lender except as otherwise permitted in Paragraph 5.4 of
Section 5 of this Financing Agreement.

         6.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, consistent with its standard practices and in accordance with GAAP or consistent with fresh start accounting in accordance with AICPA SOP 90-7. The Company agrees that upon reasonable prior notice the Lender or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford the Lender thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to the Lender and at which the Lender has filed financing statements or otherwise fully perfected its liens thereon. The Company also agrees to advise the Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Lender therein.

         6.3 The Company agrees to execute and deliver to the Lender, from time to time, solely for the Lender's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Lender may reasonably require, designating, identifying or describing the Collateral pledged to the Lender hereunder. The Company's failure, however, to promptly give the Lender such statements, or schedules shall not affect, diminish, modify or otherwise limit the Lender's security interests in the Collateral.

         6.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Lender valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Lender is hereby authorized by the Company to file from time to time any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Lender may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Lender's custodians; keeping stock records; transferring proceeds of Collateral to the Lender's possession; and performing such further acts as the Lender may reasonably require in order to effect the purposes of this Financing Agreement.

         6.5 (a) The Company agrees to maintain insurance on the Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are described in Schedule 4 attached hereto or otherwise at all times reasonably satisfactory to the Lender. All policies covering the, Equipment (which is subject to the Lender's lien hereunder) and Inventory are, subject to any applicable rights of any holders of Permitted Encumbrances holding claims senior to the Lender, to be made payable to the Lender, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty (30) days prior written notice to the Lender of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Lender may arrange for such insurance, but at the Company's expense and without any responsibility on the Lender's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Lender's satisfaction, the Lender shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lender, have the sole right, in the name of the Lender or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) In the event the Company fails to provide the Lender with timely evidence, acceptable to the Lender, of its maintenance of insurance coverage required pursuant to Paragraph 6.5(a) above, and after giving the Company 30 days following written notice to cure such failure (providing that there will be no lapse in coverage during such 30 day period), the Lender may purchase insurance on reasonable terms and conditions to protect the Lender's interests in the Collateral, at the Company's expense. The insurance acquired by the Lender may, but need not, protect the Company's interest in the Collateral, and therefore such insurance may not pay claims which the Company may have with respect to the Collateral or pay any claim which may be made against the Company in connection with the Collateral. The Company may request cancellation of any such insurance obtained by the Lender, and the Lender shall promptly cancel such insurance, but only after providing the Lender with satisfactory evidence that the Company has applicable insurance. In the event the Lender purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the reasonable, applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Paragraph 7.1 of Section 7 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Lender may charge all of such premiums, fees, costs, interest and other charges to the Company's Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by the Lender may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that the Lender purchases such insurance, the Lender will notify the Company of said purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Company provides the Lender with proof that the Company had the insurance coverage required pursuant to Paragraph 6.5(a) above (in form and substance satisfactory to the Lender) as of the date on which the Lender purchased insurance and the Company continued at all times to have such insurance, then the Lender agrees to cancel the insurance purchased by the Lender and credit the Company's Revolving Loan Account with the amount of all costs, interest and other charges associated with such insurance, including with any amounts previously charged by the Lender to the Revolving Loan Account.

         6.6 The Company agrees to pay, when due, all taxes, sales taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (x) for taxes due the United States of America or (y) which in the Lender's opinion might create a valid obligation having priority over the rights granted to the Lender herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so promptly, then at the Lender's election, the Lender may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, in an approximate amount equal to such taxes and penalties (due or anticipated), or (ii) on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Lender on demand. The Lender shall notify the Company of any such actions.

         6.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Lender's reasonable opinion, materially and adversely effect the Lender's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this Paragraph 6.7 if (i) the failure to comply with the requirements of this Paragraph 6.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured or good progress toward cure is demonstrated, within (30) days following the Company's receipt of notice of such failure and the Company continues in good faith to move promptly toward cure, in conformity with applicable law and any governmental entity order or agreement with respect thereto, and to the reasonable satisfaction of the Lender. The Company hereby indemnifies the Lender and agrees to defend and hold the Lender harmless from and against any and all loss, damage, claim, liability, injury or expense which the Lender may sustain or incur (other than solely as a result of the physical actions of the Lender on the Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction) in connection with: any and all claims or expenses asserted against the Lender as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's Real Property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices), and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder.

         6.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Lender shall have otherwise consented in writing, the Company will furnish to the Lender: (a) within ninety (90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to the Lender; (b) within forty five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; (d) within fifteen (15) days after the end of each month, a Borrowing Base certificate in form and substance acceptable to Lender and as customarily provided by Company to the Lender; and (e) from time to time, such further information regarding the business affairs and financial condition of the Company and its consolidated subsidiaries as the Lender may reasonably request, including without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections (to be provided within 30 days as of the end of any Fiscal Year) in form satisfactory to the Lender. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies;
(C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         6.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Lender, except as otherwise herein provided, the Company will not:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         (c) Except as otherwise permitted by this Financing Agreement, borrow any money on the security of the Company's Collateral or any other assets or stock of the Company from sources other than the Lender;

         (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except (A) as otherwise specifically permitted by this Financing Agreement, (B) transfers of condemned property to the respective governmental authority or agency that have condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement, and (C) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for the purposes of collection, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral;

         (e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, or purchase or acquire all or substantially all of the capital stock or assets of any corporation or entity, except that the Company may change its corporate name or address; provided that (i) the Company shall give the Lender thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Lender (including, without limitation, any and all UCC financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Lender hereunder;

         (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except in connection with any subsidiary of the Company, by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (g) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, excluding non-cash dividends on preferred stock, cash dividends from the proceeds of any initial public offering, and repurchases of equity securities upon death, disability, or termination of employment of employees, officers or directors; or

         (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation, except that the Company may (i) make loans to its employees in an amount not to exceed $50,000 in any Fiscal Year, (ii) make loans in an amount not to exceed $500,000 in any Fiscal Year in connection with the loan program established by the Company relating to tax obligations in connection with restricted stock, and (iii) make extensions of trade credit in the ordinary course of business.

         6.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall:

         (a) maintain at all times during each fiscal quarter ending below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

        Fiscal Period                                       Tangible Net Worth
        -------------                                       ------------------
        (i) For the Fiscal Quarter ending                   $12,000,000
        on or about June 30, 2002
        (ii) For the Fiscal Quarter ending                  $12,000,000
        on or about September 30, 2002
        (iii) For the Fiscal Quarter ending                 $15,000,000
        on or about December 31, 2002
        (iv) For the Fiscal Quarter ending                  $18,000,000
        on or about March 31, 2003
        (v) For the Fiscal Quarter ending                   $20,000,000
        on or about June 30, 2003
        (vi) For the Fiscal Quarter ending                  $20,000,000
        on or about September 30, 2003 and
        each Fiscal Quarter thereafter

         (b) maintain at the end of each fiscal quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

         Period                                                          Ratio
         ------                                                          -----
         (i) For the Fiscal Quarter ending                              .80
         on or about June 30, 2002
         (ii) For the Fiscal Quarter ending                             .80
         on or about September 30, 2002
         (iii) For the Fiscal Quarter ending                            .90
         on or about December 31, 2002
         (iv) For the Fiscal Quarter ending                             1.0
         on or about March 31, 2003
         (v) For the Fiscal Quarter ending                              1.0
         on or about June 30, 2003
         (vi) For the Fiscal Quarter ending                             1.0
         on or about September 30, 2003
         (vii) For the Fiscal Quarter ending                            1.0
         on or about December 31, 2003
         (viii) For the Fiscal Quarter ending                           1.0
         on or about March 31, 2004
         (ix) For the Fiscal Quarter ending                             1.0
         on or about June 30, 2004
         (x) For the Fiscal Quarter ending                              1.0
         on or about  September  30,  2004 and each Fiscal
         Quarter ending thereafter

         The foregoing ratio shall be calculated on a cumulative quarterly basis for the first four quarters listed and on a rolling four quarter basis thereafter.

         (c) Notwithstanding anything in this Paragraph 6.10 to the contrary, the foregoing covenants shall not be tested unless the Company's Availability plus cash and cash equivalents available to the Company is less than $7,500,000 at any time during the sixty (60) day period prior to any applicable date of calculation.

         6.11 The Company agrees to advise the Lender in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (x) environmental clean-up,
(y) environmental compliance or (z) environmental testing and the impact of said expenses on the Company's working capital; and (b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Lender with copies of all such notices if so required.

         6.12 The Company hereby agrees to pay any and all fees, costs, expenses, charges, liabilities, obligations and other amounts relating to, or contemplated by, any Lockbox Agreement and any ancillary agreements entered in connection therewith from time to time, including for the establishment and maintenance of post office boxes and depository and collection accounts. In furtherance thereof, the Company hereby agrees that any and all such payments shall be deemed Obligations and, absent prior payment thereof by the Company and notice of payment to the Lender, irrevocably instructs the Lender, to charge its Revolving Loan Account under this Financing Agreement with any and all payments which the Lender may, in its sole discretion, make from time to time with respect to any such Lockbox Agreement. The Lender shall provide written notice thereof, whether in the form of monthly statements or otherwise. The Company hereby agrees to indemnify and hold harmless the Lender and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses (including, without limitation, losses resulting from items deposited and returned unpaid or returned under a claim that a presentment of warranty has been breached), liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Lender pursuant to any indemnity provided by the Lender with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses arise from or relate to the lockbox and/or the depository account and/or the agreements executed in connection therewith, whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. This indemnity shall survive termination of this Financing Agreement. The Lender may, in its reasonable business judgment, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities for the applicable duration of the Lender's indemnity under any such Lockbox or Depository Account Agreements. The Lender shall provide written notice to the Company of the foregoing as set forth herein.

         6.13 The proceeds of the Revolving Loans shall be used by the Company a) first, to repay all amounts outstanding under the Original Financing Agreement and (b) second, to use the balance for working capital and other general corporate purposes of the Company. No portion of the proceeds from the Revolving Loans and/or Collateral may be used to commence or prosecute any action or objection with respect to the claims, liens or security interests that relate to the Original Financing Agreement, or the repayment of any amounts owed thereunder, and the Company waives all such challenges.

         6.14 The Company shall execute and file such agreements, instruments and documents, and shall take such actions as the Lender may reasonably require to give effect to the terms of this Financing Agreement. In addition, the Company shall deliver to the Lender all instruments and other possessory collateral included in the Collateral, including, without limitation, promissory notes, together with appropriate endorsements in blank.

SECTION 7.        Interest, Fees and Expenses

         7.1 Interest on the Revolving Loans which are Chase Bank Rate Loans shall be payable monthly as of the end of each month and shall be in an amount equal to the Chase Bank Rate per annum on the average of the net balances owing by the Company to the Lender in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the first of the month following any such change, so as to remain at the Chase Bank Rate. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Lender shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         7.2 In consideration of the Letter of Credit Guaranty of the Lender, the Company shall pay the Lender the Letter of Credit Guaranty Fee which shall be an amount equal to one and one half percent (1.5%) per annum on the face amount of each Letter of Credit issued pursuant to Section 4 hereof, and shall be payable upon issuance thereof.

         7.3 Any and all charges, fees, commissions, costs and expenses charged to the Lender for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's Revolving Loan Account in full when charged to or paid by the Lender, or as may be due upon any early termination hereof, and when made by any such Issuing Bank shall be conclusive on the Lender.

         7.4 The Company shall reimburse or pay the Lender, as the case may be, for all Out-of-Pocket Expenses of the Lender.

         7.5 Upon the last Business Day of each month, commencing on May 31, 2002, the Company shall pay the Lender the Unused Line of Credit Fee.

         7.6 To induce the Lender to enter into this Financing Agreement and to extend to the Company the Revolving Loans and Letters of Credit Guaranties, the Company shall pay to the Lender a Closing Fee in the amount equal to (i) 0.5% times the Credit Commitment if the Closing Date occurs on or prior to June 1, 2002, and (ii) 1.0% times the Credit Commitment if the Closing Date occurs after June 1, 2002, payable at closing (which shall be fully earned on the Closing Date). The Closing Fee shall be in addition to the "Commitment Fee" of 0.5% of the Line of Credit, which was paid by the Company upon acceptance of the Commitment Letter.

         7.7 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to the Lender the Collateral Management Fee in the amount of $50,000, which shall be deemed fully earned when paid (and due and payable on the first Business Day of each year from the Closing Date).

         7.8 A monthly Administration Fee in the amount equal to $3,000 shall be payable in arrears upon the last Business Day of each month from the Closing Date. The Administration Fee will not be payable for any period during which the Lockbox Feature described in Section 2, paragraph 2.1(m), is activated.

         7.9 In the event that (a) the amount of outstanding loans exceeds the Borrowing Base (any such amount by which outstanding loans exceeds the Borrowing Base being referred to herein as the "Excess"), (b) the Company fails to eliminate such Excess (through payment to the Lender or otherwise) within five Business Days following the Company's submission of a Borrowing Base certificate, and (c) the Lender in its sole and absolute discretion elects to make the advance of such Excess pursuant to section 3.1 of this Financing Agreement (an "Overadvance"), then the Company shall pay to the Lender (i) a fee of $10,000 (the "Overadvance Fee") for each such Overadvance plus (ii) the Default Rate of Interest on the amount of each such Overadvance.

         7.10 Upon the occurrence of a Default or an Event of Default, which is not waived in writing by the Lender, the Company shall pay the Lender's standard charges and the reasonable fees for the Lender's personnel used by the Lender for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Collateral Management Fee and any Out-of-Pocket Expenses).

         7.11 The Company hereby authorizes the Lender to charge the Revolving Loan Account with the Lender with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Lender may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Lender's discretion.

         7.12 In the event that the Lender shall have determined in the exercise of its reasonable business judgment that subsequent to the Closing Date any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Lender (or any financial institution which may become a participant or Lender hereunder) with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to the Lender such additional amount or amounts as will compensate the Lender's for such reduction. In determining such amount or amounts, the Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph 7.12 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender with respect to this Section 7 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which the Lender actually required pursuant hereto, the excess, if any, shall be returned to the Company by the Lender.

         7.13 In the event that any change in applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject the Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Lender by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office the Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on the Lender any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its loans hereunder by an amount that the Lender deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Lender deems to be material in the exercise of its reasonable business judgment, then, in any case the Company shall pay the Lender, within five (5) days following its demand, such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount which the Lender actually required pursuant hereto, the excess, if any, shall be returned to the Company by the Lender.

         7.14 LIBOR Conversion Options

         (a) The Company may elect (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Lender at least three
(3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Lender at least four (4) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day or Business Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day or Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

         (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies the Lender, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default which has not been waived in writing by the Lender or cured to its reasonable satisfaction under this Financing Agreement, but shall be automatically converted to an Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period. Notwithstanding anything to the contrary contained herein, the Lender (or any participant or co-lender, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Loans, but any and all provisions hereof relating to LIBOR Loans shall be deemed to apply as if the Lender (and any other Lender or participant, if applicable) had purchased such deposits to fund any LIBOR Loans.

         (c) The Company may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided that no Default or Event of Default which has not been waived in writing by the Lender or cured to its reasonable satisfaction has occurred hereunder, which has not been waived in writing by the Lender.

         7.15 Interest Rate.

         (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus two and one-half percent (2.5%).

         (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor for which the Lender on or prior to the date such unpaid principal amount became due, shall have determined LIBOR.

         (c) The Company may not have more than four (4) facilities which are LIBOR Loans outstanding at any given time.

         7.16 Computation and Payment of Interest.

         (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable on the last day of each month.

         (b) The Lender shall, at the request of the Company, deliver to the Company a statement showing the quotations given by JPMorgan Chase Bank and the computations used by the Lender in determining any interest rate pursuant to Paragraph 7.15 of Section 7 hereof.

         7.17 Inability to Determine Interest Rate.

         As further set forth in Paragraph 7.12 above, in the event that the Lender (or any financial institution which may become a participant or Lender hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to (a) a proposed loan that the Company has requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Lender shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Lender, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

7.18     Payments.

         If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

7.19     Illegality.

         Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans on the next succeeding Interest Payment Date or within such earlier period as required by law. The Company hereby agrees promptly to pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Section 7 including, but not limited to, any interest or fees payable by the Lender or JPMorgan Chase Bank to lenders of funds obtained by either of them in order to make or maintain LIBOR Loans hereunder.

7.20     Indemnity

         The Company agrees to indemnify and to hold the Lender (including any participant or co-lender, if applicable) harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by either of them in order to maintain the Lender's LIBOR Loans hereunder, (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 7.14 of Section 7 hereof, (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including without limitation prepayments arising as a result of the application of the collection of Accounts to the Revolving Loans and (d) default by the Company in making any prepayment after the Company had given notice to the Lender thereof. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

7.21     LIBOR Provisions

         Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Lender which includes LIBOR Loans or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Company the obligation of the Lender to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

7.22     Application

         For purposes of this Financing Agreement and Section 7 hereof, any reference to the Lender shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

7.23     Expenses and Costs

(a) The Company shall pay (i) all reasonable out-of-pocket costs and expenses of Lender (including reasonable fees and expenses of legal advisors) relating to the negotiation, documentation and administration of the Loan Documents and (ii) all costs and expenses of Lender in connection with the enforcement of Lender's rights under and in respect of the Loan Documents.

(b) All expenses incurred in conjunction with the Financing Agreement, including but not limited to negotiation and documentation expenses of the Loan Documents, shall be applied against the Line of Credit, however, provided that in the event the Closing Date under the Financing Agreement does not occur, such expenses and fees shall be applied under the Original Financing Agreement


7.24     Taxes, Reserve Requirements and Indemnities

         All payments made to Lender pursuant to this Section shall be made free and clear of any Taxes (other than franchise taxes and taxes on overall net income), imposts, assessments, withholdings or other deductions whatsoever.

SECTION 8.        Powers

         The Company hereby constitutes the Lender or any person or agent the Lender may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Lender have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Lender or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of the Lender or the Company or that of the Lender's designee, information concerning the amounts owing on the Accounts;

         (d) To transmit to customers indebted on Accounts notice of the Lender's interest therein and to notify customers indebted on Accounts to make payment directly to the Lender for the Company's account; and

         (e) To take or bring, in the name of the Lender or the Company, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of the Accounts; provided that the foregoing power of attorney described in this Section 8 shall terminate upon payment in full of all Obligations (or the collateralization thereof in a manner reasonably satisfactory to the Lender).

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction. In addition, absent the occurrence of a Default or Event of Default which has not been waived in writing by the Lender or cured to its reasonable satisfaction or the consent of the Company, the powers set forth in (c) above will be exercised in the name of the Company or in the name of a certified public accountant designated by the Lender.

SECTION 9.        Events of Default and Remedies

         9.1 Notwithstanding anything hereinabove to the contrary, the Lender may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

         (a) cessation of the business of the Company or its Subsidiaries;

         (b) the failure of the Company to generally meet debts as they mature;

         (c) (i) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Company or its Subsidiaries, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Company, which proceeding shall not have been dismissed, bonded or discharged within thirty (30) days after commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding, or (iii) the commencement by the Company's Subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or the commencement against the Company's Subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been dismissed, bonded or discharged within thirty (30) days after commencement, or any of the actions sought in any such proceeding shall occur or the Company's Subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

         (d) any representation or warranty made by the Company (other than those referred to in clause (e) below) in this Financing Agreement or any Loan Document shall be false in any material respect on the date as of which made; or breach by the Company of any covenant contained herein (other than those referred to in clause (e) and clause (f) below) or in any other written agreement between the Company and the Lender; provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Lender's satisfaction for a period of thirty (30) days from the date of such breach;

         (e) any representation or warranty made by the Company in Paragraphs 3.3 and 3.4 (other than the third sentence of Paragraph 3), Paragraphs 5.3 and 5.4 (other than the first sentence of Paragraph 5.4) or Paragraph 6.1 shall be false in any material respect on the date as of which made (except in the case of continuing warranties, representations or covenants, which shall be true for the duration of the term of this Financing Agreement); or breach by the Company of any covenant contained in Paragraphs 6.9 through 6.14 hereof;

         (f) any financial information relating to the Borrowing Base submitted to the Lender in writing by the Company shall be misstated in any material respect; provided that if there shall be a misstatement of no more than ten (10) percent of the Borrowing Base, then it shall not be deemed to be an Event of Default unless and until such misstatement shall remain unremedied to the Lender's satisfaction for a period of five (5) Business Days from the date of written notice to the Company of such misstatement;

         (g) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Lender from charging such amounts to the Revolving Loan Account on the due date thereof;

         (h) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA,
(iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this clause (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Lender, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

         (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing any other Indebtedness of the Company having a principal amount in excess of $250,000;

         (j) unless otherwise approved in advance by the Lender, the acquisition, directly or indirectly, by any single person or group (as defined in Section 13(d)(3) under the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of greater than 50% of the outstanding voting stock of the Company; or

         (k) failure (i) to repay any Excess if the Lender does not elect to make the Overadvance within five Business Days after the due date of the Borrowing Certificate or (ii) to pay the Overadvance Fee or interest as set forth in Section 7.9 of Paragraph 7 within five Business Days after the due date of the Borrowing Certificate

         (l) failure (i) to execute and deliver to the Lender an updated Lockbox Agreement and control agreements in accordance with Section 2(m), or (ii) to obtain execution and delivery to the Lender of lien releases and termination statements in accordance with Section 2(a), or (iii) to execute and deliver resolutions or ratifications by the Board of Directors of the Company of this Financing Agreement and related agreements in accordance with Section 2(d).

         9.2 Upon the occurrence of a Default and/or an Event of Default which has not been waived in writing by the Lender, at the option of the Lender, all loans, advances and extensions of credit provided for in Sections 3 and 4 of this Financing Agreement shall be thereafter in the Lender's sole discretion and the obligation of the Lender to make Revolving Loans and/or open Letters of Credit shall cease unless such Default or Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction, and at the option of the Lender upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) the Lender may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 7 of this Financing Agreement, provided that, with respect to this clause (b) (i) the Lender has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 9.1(c) of this Section 9, and (ii) the Company has failed to cure the Event of Default within ten (10) days after (x) the Lender deposited such notice in the United States mail or (y) the occurrence of the Event of Default listed in Paragraph 9.1(c) of this Section 9; and (c) the Lender may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in Paragraph 9.1(c) of this Section 9. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Lender.

         9.3 Immediately upon the occurrence of any Event of Default which is not waived in writing by the Lender, the Lender may to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, software, documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lender may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or the Lender, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Lender; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole option and discretion, and the Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and
(e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Lender shall deem appropriate. The Company agrees, at the request of the Lender, to assemble the Inventory and Equipment and to make it available to the Lender at premises of the Company or elsewhere and to make available to the Lender the premises and facilities of the Company for the purpose of the Lender's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys'
fees) shall be applied by the Lender to the payment of the Company's Obligations, whether due or to become due, in such order as the Lender may elect, and the Company shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Company hereby indemnifies the Lender and holds the Lender harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Lender by reason of exercise of any of its rights, remedies and interests hereunder, including without limitation from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold the Lender harmless, absent the Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasible paid in full. In furtherance thereof the Lender may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Lender on the Real Estate shall govern the rights and remedies of the Lender thereto.

SECTION 10.       Termination

         Except as otherwise permitted herein, the Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least ninety (90) days prior written notice of termination. Notwithstanding the foregoing the Lender may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 9.1(c) of Section 9 of this Financing Agreement, the Lender may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date until the Maturity Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Lender. The Company shall pay to the Lender immediately, the Early Termination Fee on any Early Termination Date. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof and, pending a final accounting, the Lender may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Lender) to cover all of the Company's Obligations, whether absolute or contingent. All of the Lender's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 11.       Miscellaneous

         11.1 Except as otherwise specifically set forth herein, the Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Lender or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         11.2 This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and the Lender; supersede any prior agreements; can be changed only by a writing signed by both the Company and the Lender; and shall bind and benefit the Company and the Lender and their respective successors and assigns.

         11.3 In no event shall the Company, upon demand by the Lender for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lender shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

         11.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         11.5 THE COMPANY AND THE LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         11.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

         (A) if to the Lender, at:

                    The CIT Group/Business Credit, Inc.
                    300 South Grand Avenue
                    Los Angeles, CA  90071
                    Attn:  Dale George, Vice President
                    Fax No.: 213-613-2588

         with a courtesy copy to:

                  Peitzman, Glassman, Weg & Kempinsky LLP
                    1801 Avenue of the Stars, Suite 1225
                    Los Angeles, CA 90067
                    Attn; Paul R. Glassman,
                    Te. No.: 310-552-3100
                    Fax No.: 310-552-3101

         (B) if to the Company at:

                    ZiLOG, Inc.
                    532 Race Street
                    San Jose, CA  95126
                    Attn: Perry Grace, Chief Financial Officer
                    Fax No.: 408-558-8525

         with a courtesy copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    525 University Avenue, Suite 1100
                    Palo Alto, CA  94301
                    Attention:  Thomas J. Ivey, Esq.
                    Telephone:  (650) 470-4500
                    Facsimile:   (650) 470-4570

or to such other address as any party may designate for itself by like notice. Failure to provide the foregoing courtesy copies shall not be deemed to be a breach of the terms hereof nor give rise to any liability therefor.

         11.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         11.8 Lender shall have the right to assign, sell or otherwise transfer to third parties its rights and obligations arising from Financing Agreement.

         11.9 This Financing Agreement and related documents may be executed in any number of counterparts, either in original or by facsimile, any one of which may be deemed an original.



                          [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                               ZILOG, INC.


                                               By:  /s/
                                                   ----------------------------
                                                   Title:

                                               By:  /s/
                                                   ----------------------------
                                                   Title:

                  [signature page continued on next page]

               [signature page continued from previous page]


                                               THE CIT GROUP/BUSINESS
                                               CREDIT, INC.


                                               By:  /s/
                                                   ----------------------------
                                                   Title:

                                 EXHIBIT A

                           REVOLVING CREDIT NOTE

                                                                   May 13, 2002

$15,000,000

FOR VALUE RECEIVED, the undersigned, ZILOG, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein the "Lender"), with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Fifteen Million Dollars ($15,000,000), or such other principal amount advanced pursuant to Section 3, Paragraph 3.1 and Section 4, Paragraph 4.1 of the Financing Agreement (as herein defined), such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. The Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Lender shall be due and payable on the earlier of the termination of the Financing Agreement, as set forth in
Section 10 thereof and the Maturity Date.

The Company further absolutely and unconditionally promises to pay to the order of the Lender at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 7, of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Promissory Note referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Company and the Lender (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Lender. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Lender. All such advances, whether or not so recorded, shall be due as part of this Note.

The Company confirms that any amount received by or paid to the Lender in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on the Lender's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Lender shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

                                                 ZILOG, INC.


                                                 By: __________________________
                                                 Title:

                                                 By: __________________________
                                                 Title: